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                                                                  EXHIBIT 10.70


                         COMPREHENSIVE CARE CORPORATION
                             4350 VON KARMAN AVENUE
                         NEWPORT BEACH, CALIFORNIA 92660

                           GRANT OF RESTRICTED SHARES

         WHEREAS, Chriss W. Street (the "Executive"), is Chairman and President of Comprehensive Care Corporation (the "Company"), a Delaware corporation; and

         WHEREAS, Executive has and continues to render services to the Company of a material beneficial nature to the Company and its shareholders and which services have exceeded the services contemplated to be rendered by Executive under Executive's Employment Agreement; and

         WHEREAS, the Company has determined that it is in its present and continuing best interests to provide a program to incentivize Executive by principally granting to Executive restricted shares of the Company's Common Stock, $.01 par value (the "Restricted Shares"), and which Restricted Shares are intended to vest upon the happening of certain events as set forth herein, which events have been determined by the Company to provide a means to adequately continue to retain the continued services of Executive, and further incentivize Executive to maximize his efforts for the benefit of the Company and its shareholders and to result in the growth of the Company's business and an enhancement of its value.

         NOW, THEREFORE, there is granted to Executive Restricted Shares upon and subject to the following terms, provisions and conditions:

         Subject to the shareholders of the Company adopting the Company's 1995 Incentive Stock Option Plan on or before December 31, 1995, there is herewith granted by the Company to Executive 100,000 shares of the Company's Common Stock, $.01 par value. The shares herewith granted are sometimes referred to as the "Restricted Shares". Upon Executive's countersignature of this Grant, Executive shall pay to the Company the sum of $1,000 representing the par value of the Restricted Shares. The Restricted Shares shall be represented by one or more stock certificates registered in the name of Executive and shall bear a restrictive legend that such shares are subject to the restrictions, terms and conditions of this Grant.

         1. All Restricted Shares shall be endorsed in blank by the Executive and shall be deposited with the Company, to be released in accordance with the terms of this Grant. Any portion of the Restricted Shares that may be forfeited or which may not become vested shall be canceled by the Company.
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         2. The Executive shall have the right to vote the Restricted Shares, to receive and retain all regular cash dividends and such other distributions which may be declared thereon and to exercise the rights, powers and privileges of a holder of Common Stock, with the exception that:

                 (i) the Executive shall not be entitled to delivery of a stock certificate representing the Restricted Shares until the Restricted Period, as provided for herein, shall have expired and unless all other vesting requirements shall have been fulfilled;

                 (ii) the Company's counsel shall retain custody of the stock certificates representing the Restricted Shares during the Restricted Period;

                 (iii) other than regular cash dividends or other distributions which may be declared by the Board, the Company's counsel shall retain custody of all distributions until such time, if ever, as the Restricted Shares with respect to which such retained distribution shall have been made shall have vested.

                 (iv) the Executive shall not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares during the Restricted Period.

         3. On the last day of each Restricted Period, the portion of the Restricted Shares which shall become vested and any retained distributions shall vest and shall be released pro rata to the Executive.

         4. Of the total number of One Hundred Thousand (100,000) Restricted Shares, such Restricted Shares shall vest at the rate of Five Thousand (5,000) Restricted Shares per year (the "Annual Vested Shares") on December 31st of each year commencing December 31, 1995 and continuing at the rate of Five Thousand (5,000) Annual Vested Shares per year on December 31st of each successive year for nineteen years thereafter.

         5. On or before April 15th of each year in which each 5,000 shares shall have vested, the Company shall pay to the Executive a cash bonus equivalent to the amount of the combined federal and applicable state and city income tax associated with the Annual Vested Shares.

         6. Anything to the contrary notwithstanding in Paragraph 4 hereof with respect to the periodic vesting of the Restricted Shares, a number of Restricted Shares in excess of and in addition to the number of Restricted Shares to vest pursuant to Paragraph 4

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hereof shall vest as follows (the "Additional Vested Restricted Shares"), and the Company shall pay to Executive a cash bonus with respect to such Additional Vested Restricted Shares as provided in Paragraph 5 hereof:

                 (i) For each fiscal year of the Company ending December 31st, 1,000 Additional Restricted Shares shall vest (or pro rata portion thereof) for each $1,000,000 (or pro rata portion thereof) of the Company's net pre-tax profit as reported by the Company in its Annual Report for such fiscal year.

                 (ii) In the event the Company shall effect a merger, acquisition, combination or purchase of assets, or other similar transaction (an "Acquisition Event"), 1,000 Additional Restricted Shares shall vest upon the completion of the Acquisition Event for each $1,000,000 of Acquisition Event value paid by the Company. For the purpose of determining Acquisition Event value, such value shall include cash or the fair market value at closing of any equity or debt security paid or issued by the Company in connection with the Acquisition Event, options, warrants or convertible securities delivered by the Company in connection with the Acquisition Event, and any debt, obligation or capital leases assumed by the Company in connection with the Acquisition Event.

                 (iii) As of December 31st of each year, for each 1% of increase of market value of the Company's voting securities above 110% of the market value of the Company's voting securities as of December 31st of the preceding year, 1,000 Additional Restricted Shares shall vest. For the purpose of the foregoing, aggregate market value for the Company's Common Stock shall be computed and determined in the manner set forth on the cover page of Form 10-K. By way of example, and not by way of limitation, if the aggregate market value for the Company's voting securities was $16,000,000 on December 31, 1994, and the aggregate market value on December 31, 1995 was $19,520,000, Executive would be entitled to have 2,000 Additional Restricted Shares vested by reason of the aggregate market value having exceeded, by 2%, 20% of the aggregate market value for the preceding fiscal year.

         7. Anything to the contrary notwithstanding in Paragraph 4 and/or 6 hereof with respect to the vesting of the Restricted Shares, all Restricted Shares not theretofore vested shall vest on the first day following the occurrence of any of the following: (a) the approval by the stockholders of the Company of an Approved Transaction; (b) a Control Purchase; or (c) a Board Change.

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                  An "Approved Transaction" is defined as (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (C) the adoption of any plan or proposal for the liquidation or dissolution of the Company.

                  A "Control Purchase" shall be defined as circumstances in which any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company or any employee benefit plan sponsored by the Company) (A) shall purchase any Common Stock of the Company (or securities convertible into the Company's Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, or (B) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire the Company's securities).

                  A "Board Change" shall be defined as circumstances in which, during any period of two consecutive years or less, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office.

            In addition, and anything to the contrary notwithstanding, all Restricted Shares not theretofore vested shall vest in the event the Company fails to renew the Executive's Employment Agreement with the Company at the conclusion of the term thereof on December 31, 1998 or any subsequent or renewed term, on terms identical to those in the Executive's then prevailing Employment Agreement.

         8. In the event that the Executive shall die or become totally disabled prior to the full vesting of the Restricted Shares, all Restricted Shares not theretofore vested shall, upon such death or total disability, be vested in their entirety;

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provided, however, that the Company shall not, at such time, have any obligation or responsibility to make any cash payment to ameliorate any taxes to the Executive or the Executive's estate by reason of such accelerated vesting.

         IN WITNESS WHEREOF, this Restricted Share Grant has been made and executed this 9th day of November, 1995.

                                          COMPREHENSIVE CARE CORPORATION


                                          By      /s/  KERRI RUPPERT
                                              --------------------------
                                                       Secretary

AGREED TO AND ACCEPTED:

/s/ CHRISS W. STREET
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CHRISS W. STREET

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